Exhibit (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 21 to the registration statement of Scudder Mutual Funds, Inc. on Form N-1A ("Registration Statement") of our report dated December 14, 2001, relating to the financial statements and financial highlights which appears in the October 31, 2001 Annual Report to Shareholders of Scudder Gold and Precious Metals Fund (formerly Scudder Gold Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2002